EXHIBIT 99



                          INDEX TO FINANCIAL STATEMENTS

                                                                  PAGE


TRANSPORTATION COMPONENTS GROUP
   Report of Independent Public Accountants ................      F-2
   Combined Balance Sheets..................................      F-3
   Combined Statements of Operations........................      F-4
   Combined Statements of Shareholders' Equity..............      F-5
   Combined Statements of Cash Flows........................      F-6
   Notes to Combined Financial Statements...................      F-7

AMPARTS GROUP
   Report of Independent Public Accountants.................      F-14
   Combined Balance Sheets..................................      F-15
   Combined Statements of Operations........................      F-16
   Combined Statements of Shareholders' Equity..............      F-17
   Combined Statements of Cash Flows........................      F-18
   Notes to Combined Financial Statements...................      F-19

PLAZA AUTOMOTIVE, INC.
   Report of Independent Public Accountants.................      F-26
   Consolidated Balance Sheets..............................      F-27
   Consolidated Statements of Operations....................      F-28
   Consolidated Statements of Shareholders' Equity..........      F-29
   Consolidated Statements of Cash Flows....................      F-30
   Notes to Consolidated Financial Statements...............      F-31

PERFECTION GROUP
   Report of Independent Public Accountants.................      F-38
   Consolidated Balance Sheets..............................      F-39
   Consolidated Statements of Operations....................      F-40
   Consolidated Statements of Shareholders' Equity..........      F-41
   Consolidated Statements of Cash Flows....................      F-42
   Notes to Consolidated Financial Statements...............      F-43

DRIVE LINE, INC.
   Report of Independent Public Accountants.................      F-49
   Balance Sheets...........................................      F-50
   Statements of Operations.................................      F-51
   Statements of Shareholders' Equity.......................      F-52
   Statements of Cash Flows.................................      F-53
   Notes to Financial Statements............................      F-54

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Transportation Components Group:

      We have audited the accompanying combined balance sheets of Transportation Components Group (the Group) (all Minnesota Corporations), as defined in Note 1 to the combined financial statements, as of September 30, 1996 and 1997, and the related combined statements of operations, shareholders' equity and cash flows for each of the three years in the period ended September 30, 1997 and for the period from October 1, 1997 to June 24, 1998. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Group as of September 30, 1996 and 1997, and the results of their combined operations and their combined cash flows for each of the three years in the period ended September 30, 1997 and for the period from October 1, 1997 to June 24, 1998, in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP

Houston, Texas
March 1, 1999

                         TRANSPORTATION COMPONENTS GROUP
                             COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                            SEPTEMBER 30,
                                                        -------------------
                                                          1996        1997
                                                        -------      ------
                          ASSETS
CURRENT ASSETS:

  Cash ..............................................    $  399      $  624
  Accounts receivable, net ..........................     2,998       3,526
  Receivables from related parties ..................        40          49
  Inventories .......................................     3,629       3,961
  Prepaid expenses and other ........................       498         432
  Deferred tax asset ................................       219         191
                                                         ------      ------
    Total current assets ............................     7,783       8,783

PROPERTY AND EQUIPMENT, net .........................       952       1,012
OTHER ASSETS ........................................       190         154
                                                         ------      ------
            Total assets ............................    $8,925      $9,949
                                                         ======      ======

          LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:

  Accounts payable and accrued expenses .............    $4,126      $4,717
  Payable to related party ..........................       119           5
  Lines of credit ...................................     1,870       1,782
  Current maturities of long-term debt ..............        87         109
                                                         ------      ------
    Total current liabilities .......................     6,202       6,613
LONG-TERM DEBT, net .................................       454         445
PAYABLE TO RELATED PARTY ............................        10           5
DEFERRED TAX LIABILITY ..............................       332         356
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Preferred stock ...................................       717         717
  Common stock ......................................        40          40
  Retained Earnings .................................     1,170       1,773
                                                         ------      ------
         Total shareholders' equity .................     1,927       2,530
                                                         ------      ------
    Total liabilities and shareholders' equity ......    $8,925      $9,949
                                                         ======      ======


                 The accompanying notes are an integral part of
                      these combined financialstatements.

                         TRANSPORTATION COMPONENTS GROUP
                        COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                  YEAR ENDED
                                                  SEPTEMBER 30,             PERIOD FROM
                                      --------------------------------    OCTOBER 1, 1997
                                         1995        1996        1997     TO JUNE 24, 1998
                                      --------    --------    --------    ----------------
REVENUES ..........................   $ 28,147    $ 29,876    $ 32,274         $ 27,496
COST OF SALES .....................     20,460      21,677      23,331           20,076
                                      --------    --------    --------         --------
      Gross profit ................      7,687       8,199       8,943            7,420
SELLING, GENERAL AND ADMINISTRATIVE

  EXPENSES ........................      6,994       7,560       7,746            6,784
                                      --------    --------    --------         --------
      Income from operations ......        693         639       1,197              636
OTHER INCOME (EXPENSE):
     Interest expense .............       (235)       (232)       (225)            (189)

     Other income (expense), net ..         (6)         59         101                8
-----------------------------------   --------    --------    --------         --------
INCOME BEFORE INCOME TAXES ........        452         466       1,073              455

PROVISION FOR INCOME TAXES ........        243         315         405               65
                                      --------    --------    --------         --------
NET INCOME ........................   $    209    $    151    $    668         $    390
                                      ========    ========    ========         ========


              The accompanying notes are an integral part of these
                         combined financial statements.

                         TRANSPORTATION COMPONENTS GROUP
                   COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                          TOTAL
                                            PREFERRED       COMMON        RETAINED     SHAREHOLDERS
                                              STOCK         STOCK         EARNINGS        EQUITY
                                           ----------     -----------    ----------   --------------
BALANCE, September 30, 1994 ..........       $   717        $    40       $ 1,244        $ 2,001
      Net income .....................          --             --             209            209
      Preferred stock dividends ......          --             --             (65)           (65)

      Distributions (L.L.L., Inc.) ...          --             --            (166)          (166)
                                             -------        -------       -------        -------
BALANCE, September 30, 1995 ..........           717             40         1,222          1,979
      Net income .....................          --             --             151            151
      Acquisition of minority interest          --             --            (138)          (138)

      Preferred stock dividends ......          --             --             (65)           (65)
                                             -------        -------       -------        -------
BALANCE, September 30, 1996 ..........           717             40         1,170          1,927
      Net income .....................          --             --             668            668

      Preferred stock dividends ......          --             --             (65)           (65)
                                             -------        -------       -------        -------
BALANCE, September 30, 1997 ..........           717             40         1,773          2,530
      Net income .....................          --             --             390            390
      Preferred stock dividends ......          --             --            (232)          (232)

      Redemption of preferred stock ..          (717)          --            --             (717)
                                             -------        -------       -------        -------
BALANCE, June 24, 1998 ...............       $  --          $    40       $ 1,931        $ 1,971
                                             =======        =======       =======        =======

              The accompanying notes are an integral part of these
                         combined financial statements.

                         TRANSPORTATION COMPONENTS GROUP
                        COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                      YEAR ENDED
                                                                     SEPTEMBER 30,            PERIOD FROM
                                                           -----------------------------   OCTOBER 1, 1997 TO
                                                             1995       1996       1997     JUNE 24, 1998
                                                           -------    -------    -------   -------------------
CASH FLOWS FROM OPERATING
     ACTIVITIES:
  Net income ...........................................   $   209    $   151    $   668        $   390
  Adjustments to reconcile net income to net cash
     provided by (used in) operating activities --
      Depreciation and amortization ....................       299        280        227            277
      (Gain) loss on sale of assets ....................         4         (6)       (36)            (7)
      Deferred income tax provision (benefit) ..........       182         64         52           (165)
      Changes in assets and liabilities net of effect of
         assets acquired --
        Accounts receivable, net .......................      (133)      (473)      (528)          (158)
        Receivables from related parties ...............        33         26         (9)            49
        Inventories ....................................       139        515       (332)        (1,876)
        Prepaid expenses and other .....................        82       (203)        66             31
        Other assets ...................................       183         (1)        36            144

        Accounts payable and accrued expenses ..........      (108)      (450)       591            173

        Payables to related parties ....................      --         --         --            1,340
                                                           -------    -------    -------        -------

      Net cash provided by (used in) operating
        activities .....................................       890        (97)       735            198
                                                           -------    -------    -------        -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of minority interest, net of cash paid ...      --         (126)      --             --
  Acquisition of assets ................................      --         --         --             (431)
  Proceeds from sale of property and equipment .........         4          7         60             10

  Purchases of property and equipment ..................      (156)       (73)      (311)          (220)
                                                           -------    -------    -------        -------

      Net cash used in investing activities ............      (152)      (192)      (251)          (641)
                                                           -------    -------    -------        -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt .........................       208        457        333            377
  Payments on long-term debt ...........................      (346)      (141)      (527)           (97)

  Preferred stock dividends and distributions
    (L.L.L., Inc.) .....................................      (231)       (65)       (65)          (232)

  Net borrowings on Line of Credit .....................      --         --         --              199
                                                           -------    -------    -------        -------

    Net cash provided by (used in) financing
        activities .....................................      (369)       251       (259)           247
                                                           -------    -------    -------        -------
NET INCREASE (DECREASE) IN CASH ........................       369        (38)       225           (196)

CASH, beginning of period ..............................        68        437        399            624
                                                           -------    -------    -------        -------
CASH, end of period ....................................   $   437    $   399    $   624        $   428
                                                           =======    =======    =======        =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the year for --
        Interest .......................................   $   232    $   230    $   221        $   193

        Income Taxes ...................................       281        320        333            210


              The accompanying notes are an integral part of these
                         combined financial statements.

                         TRANSPORTATION COMPONENTS GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS


1.       BUSINESS AND ORGANIZATION:

         Transportation Components Group includes the financial statements of the following group of companies under common control and ownership (collectively, TCC or the Group): Transportation Components Co. and its wholly and partially owned subsidiaries; L.L.L., Inc.; and MSL, Inc. (all Minnesota Corporations). The Group, headquartered in St. Paul, Minnesota, was founded in 1946 and serves customers principally in Wisconsin, Minnesota, North Dakota, South Dakota and Iowa. TCC primarily distributes commercial vehicle parts, performs installation and maintenance services and relines brake shoes.

         In April 1998, the Group and its shareholders entered into a definitive agreement with a wholly owned subsidiary of TransCom USA, providing for the merger of the Group with the subsidiary of TransCom USA (the Merger). On June 24, 1998, TransCom USA completed its initial public offering and the merger with the Company.

         Concurrently with the Merger, the Group entered into an agreement with the shareholders to lease certain facilities used in the Group's operations for negotiated amounts and terms.

         In connection with the Merger, TransCom USA assumed all debt of the Company. Subsequent to the initial public offering, substantially all of the debt has been repaid.

ACQUISITION

         Effective January 2, 1998, the Group acquired certain inventory, equipment and other rights of Heartland Truck and Trailer Center, Inc. (HTTC), for $431,000, which included $50,000 for consulting services to be provided for a term of 18 months after the acquisition.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

         The combined financial statements include the accounts and the results of operations of the Group for all periods during which the companies were under common control. All significant intercompany balances and transactions have been eliminated in combination.

INVENTORIES

         Inventories consist primarily of purchased parts stated at the lower of cost or market, utilizing the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

         Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

                         TRANSPORTATION COMPONENTS GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)


SHAREHOLDERS' EQUITY

         The equity structure of the Group was as follows at September 30, 1996 and 1997:

                                                             AUTHORIZED     SHARES ISSUED
                                                               SHARES      AND OUTSTANDING    PAR VALUE
                                                            ------------   ---------------   -----------
Preferred stock, nonvoting, 9% cumulative dividends
        Transportation Components Co. ...............          12,500           7,171          $  100
Common stock --
        Transportation Components Co. ...............          12,500           3,768          $   10
        L.L.L., Inc. ................................           2,500             120          $   10
        MSL, Inc. ...................................           2,500             200          No par

REVENUE RECOGNITION

         The Group recognizes revenue from part sales when products are shipped. Service revenues are recognized when repairs are completed.

INCOME TAXES

         Transportation Components Co. accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

         L.L.L., Inc., and MSL, Inc., have elected S Corporation status as defined by the Internal Revenue Code, whereby L.L.L., Inc., and MSL, Inc., are not subject to federal taxation. Under S Corporation status, the shareholders report their shares of the companies' taxable earnings or losses in their personal tax returns. Accordingly, no provision was made for income taxes related to L.L.L., Inc., and MSL, Inc., in the accompanying financial statements. L.L.L., Inc., and MSL, Inc., will terminate their S Corporation status concurrently with the effective date of this offering.

FINANCIAL INSTRUMENTS

         The Group's financial instruments consist of cash, accounts receivable, accounts payable and debt. The Group believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

CONCENTRATION OF CREDIT RISK

         Financial instruments which potentially subject the Group to a concentration of credit risk consist primarily of cash deposits and accounts receivable. The Group maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Group has not incurred losses related to these balances to date.

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         TRANSPORTATION COMPONENTS GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)


3.       PROPERTY AND EQUIPMENT:

Property and equipment consist of the following (in thousands):

                                                           ESTIMATED          SEPTEMBER 30,
                                                         USEFUL LIVES     -----------------------
                                                           IN YEARS         1996           1997
                                                         ------------     -------         -------
Land ..................................................      --           $   137         $   137
Buildings .............................................        40           1,062           1,062
Vehicles ..............................................         5             496             550
Machinery and equipment ...............................       3-5             529             620
Office furniture and equipment ........................       3-5             609             540
Leasehold improvements ................................        10             296             306
                                                                          -------         -------
        Total .........................................                     3,129           3,215
Less - Accumulated depreciation and amortization ......                    (2,177)         (2,203)
                                                                          -------         -------
        Property and equipment, net ...................                   $   952         $ 1,012
                                                                          =======         =======

4.      DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

Accounts receivable consist of the following (in thousands):


                                                          SEPTEMBER 30,
                                                      1996            1997
                                                    -------        -------
Accounts receivable, trade ....................     $ 3,041        $ 3,546
Purchase Rebates ..............................         115            153
Less - Allowance for doubtful accounts ........        (158)          (173)
                                                    -------        -------
                                                    $ 2,998        $ 3,526
                                                    =======        =======


Activity in the Group's allowance for doubtful accounts consists of the following (in thousands):

                                                              SEPTEMBER 30,
                                                         ----------------------
                                                          1995    1996     1997
                                                         -----   -----    -----
Balance at beginning of year .........................   $ 133   $ 139    $ 158
Additions charged to costs and expenses ..............       6      33       43
Less - Deductions for uncollectible receivables ......    --       (14)     (28)
                                                         -----   -----    -----
                                                         $ 139   $ 158    $ 173
                                                         =====   =====    =====

Accounts payable and accrued expenses consist of the following (in thousands):


                                                      SEPTEMBER 30,
                                                 ---------------------
                                                   1996          1997
                                                 ------         ------
Accounts payable, trade ......................   $3,340         $4,071
Accrued compensation and benefits ............      346            348
Other accrued expenses .......................      440            298
                                                 ------         ------
                                                 $4,126         $4,717
                                                 ======         ======

                         TRANSPORTATION COMPONENTS GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)


5.       LINES OF CREDIT AND LONG-TERM DEBT:

LINES OF CREDIT

         The Group has three lines of credit which provide for borrowings up to $2.4 million or the borrowing base, as defined, whichever is less, with a financial institution that are secured by accounts receivable, inventory, equipment and general intangibles. These agreements are guaranteed jointly and severally by the shareholders of the Group. Interest on two of the lines of credit accrues at the financial institution's prime rate, which was 8.5 percent at September 30, 1997. Interest on the other line of credit accrues at the financial institution's prime rate plus .75 percent, which was 9.25 percent at September 30, 1997. Two of the lines of credit are due on demand, while one line of credit expires on June 1, 1998. As of September 30, 1997, outstanding balances totaled $1.8 million for the three lines of credit.

LONG-TERM DEBT

Long-term debt consists of the following (in thousands):

                                                           SEPTEMBER 30,
                                                        ------------------
                                                          1996       1997
                                                        --------    ------
Notes payable to financial institutions
in total monthly installments of $2,275
including interest ranging from 8.5% to
10%, secured by accounts receivable,
inventory, equipment, general intangibles
and personal property of a shareholder of
the Group, guaranteed by shareholders of
the Group with final payments due between
June 1998, and May 1999 ..............................    $  58      $  36


Note payables to financial institutions
in total monthly installments of $7,187
including interest ranging from 8.5%
to 9.97%, secured by a mortgage on real
estate of the Group, guaranteed by a
shareholder of the Group with final payment
due in August 2002 ...................................      223        220

Notes payable to a financial
institution in total monthly
installments of $1,682 including
interest ranging from 2.0% to 10.0%,
secured by a mortgage on real estate of
the Group, subordinated to long-term
debt held by another financial  institution
with final payment due in February 2011 ..............      165        159


Notes payable to an automobile financing
institution in total monthly installments
of $7,650 including interest ranging
from 7.0% to 10.5%, secured by vehicles with final
payments due between November 1997 and June 2002 .....       95        139
                                                          -----      -----
       Total .........................................      541        554

Less - Current maturities ............................      (87)      (109)
                                                          -----      -----
                                                          $ 454      $ 445
                                                          =====      =====

         One of the Company's line of credit agreements contains requirements regarding certain financial covenants and restrictions. According to the note agreements, if a shareholder of the Group defaults on personal loan agreements with the same financial institution, the Group's loan agreements would also be in default. The Group was in compliance with all provisions of its loan agreements at September 30, 1997.

                         TRANSPORTATION COMPONENTS GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)


The aggregate maturities of long-term debt as of September 30, 1997, are as follows (in thousands):

         1998............................................           $109
         1999............................................             88
         2000............................................             82
         2001............................................             83
         2002............................................             73
         Thereafter......................................            119
                                                                  ------
                                                                    $554

         In April 1998, TCC issued a subordinated promissory note in the amount of $717,000 in redemption of all of its outstanding preferred stock. The note bears interest at the annual rate of 9 percent and is payable in quarterly installments through April 1, 2013. The note is subordinated to all other indebtedness of TCC existing at April 1, 1998.

6.       INCOME TAXES:

The components of the Group's provision for income taxes are as follows (in thousands):

                                           SEPTEMBER 30,
                                  -----------------------------     JUNE 24,
                                   1995        1996       1997       1998
                                  ------      ------     ------    ---------
Federal --
    Current ....................  $--         $ 192      $ 271      $ 176
    Deferred ...................    186          49         40       (127)
                                  -----       -----      -----      -----
                                    186         241        311         49
                                  -----       -----      -----      -----
State --
    Current ....................     61          59         82         54
    Deferred ...................     (4)         15         12        (38)
                                  -----       -----      -----      -----
                                     57          74         94         16
                                  -----       -----      -----      -----
          Total provision ......  $ 243       $ 315      $ 405      $  65
                                  =====       =====      =====      =====


The provision for income taxes differs from an amount computed at the statutory rate as follows (in thousands):




                                            SEPTEMBER 30,
                                   ----------------------------      JUNE 24,
                                    1995       1996       1997         1998
                                   ------     ------     -------     --------
Federal income tax at
  statutory rates ..............   $ 117      $ 120      $ 324        $ 136
State income taxes .............      37         48         61           10
Effect of S Corporation
  (income) losses ..............      88        147         32          (77)
Other ..........................       1       --          (12)          (4)
                                   -----      -----      -----        -----
                                   $ 243      $ 315      $ 405        $  65
                                   =====      =====      =====        =====

                         TRANSPORTATION COMPONENTS GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)


The significant items giving rise to the deferred tax assets and liabilities are as follows (in thousands):

                                                            SEPTEMBER 30,
                                                           ---------------
                                                            1996     1997
                                                           -----    ------
Deferred tax assets --
      Accrued expenses ...............................     $ 54      $ 59
      Allowance for doubtful accounts ................       67        73
      Inventory ......................................      370       400
      Other ..........................................       67        73
                                                           ----      ----
            Total deferred tax assets ................      558       605
                                                           ----      ----
Deferred tax liabilities --
      Bases differences in property and equipment ....      143       168
      State taxes ....................................        7         3
      Other ..........................................      521       599
                                                           ----      ----
            Total deferred tax liabilities ...........      671       770
                                                           ----      ----

           Net deferred tax liability ................     $113      $165
                                                           ====      ====

7.       RELATED-PARTY TRANSACTIONS:

         The Group leases facilities under operating leases from certain entities owned by shareholders of the Group. Rent expense on the leases totaled approximately $513,000, $515,000, $515,000 and $478,000 for the years ended
September 30, 1995, 1996 and 1997 and for the period from October 1, 1997 to June 24, 1998, respectively.

         The Group is a party to a buying Group through which the Group made approximately $906,000 of inventory purchases for the period from October 1, 1997 to June 24, 1998. A shareholder served a three year term that expired in April 1998 on the board of directors of the buying group.

         The Company has deferred compensation agreements with key employees based on years of future service. The agreements provide retirement benefits to key employees upon reaching the retirement age of 60 or to their beneficiaries in the event of their untimely death prior to retirement. The present value of deferred compensation, as of June 24, 1998, was approximately $201,113, calculated using an interest rate of 6% covered under the agreements. The Company maintains life insurance policies on each individual.

8.       COMMITMENTS AND CONTINGENCIES:

OPERATING LEASES

         The Group leases various facilities, equipment and vehicles under noncancelable operating lease agreements, including leases with related parties. These leases expire on various dates through 2007. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

         Future minimum lease payments for noncancelable operating leases including leases with related parties are as follows (in thousands):

Year ending September 30 --
         1998............................................         $  598
         1999............................................            641
         2000............................................            641
         2001............................................            655
         2002............................................            660
         Thereafter......................................          3,565
                                                                  ------
                                                                  $6,760
                                                                  ======

                         TRANSPORTATION COMPONENTS GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)


         Total rent expense under all operating leases, including operating leases with related parties, was approximately $633,000, $679,000, $598,000 and $478,000 for the years ended September 30, 1995, 1996 and 1997 and for the period from October 1, 1997 to June 24, 1998, respectively.

STOCK TRANSFER AND REDEMPTION AGREEMENT

         Under the terms of a stock transfer and redemption agreement executed in December 1994, if a shareholder desires to dispose of his shares of common stock (Offered Shares), the Group has the exclusive right to purchase the Offered Shares within 30 days from the shareholder. If the Group does not elect to purchase the Offered Shares, the remaining shareholders have ten days to purchase the portion of the Offered Shares not purchased by the Group.

GUARANTY

         The group is contingently liable as guarantor of certain indebtedness of its principal shareholder.

LITIGATION

         At certain times, the Group is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Group's financial position or results of operations.

INSURANCE

         The Group carries a broad range of insurance coverage, including business auto liability, general liability, workers' compensation, excess liability, commercial property and an umbrella policy. The Group has not incurred significant claims or losses on any of these insurance policies.

SELF-INSURANCE

         The Group self-insures for actual losses below deductible amounts resulting from medical claims. The Group has purchased employer's excess indemnification and employee stop-loss insurance to mitigate potential losses to the Group. Historically, the Group has not incurred any significant losses on employee medical insurance claims and management believes the Group's reserves are sufficient to cover the Group's liabilities for claims incurred.

EMPLOYEE 401(K) RETIREMENT PLAN

         The Group participates in a 401(k) profit-sharing plan (the Plan) with related companies which covers eligible employees at least 21 years of age who have completed at least one year of service. The Plan allows for employee contributions through salary deductions of up to 15 percent of total compensation, subject to the statutory limits. Employer matching contributions totaled approximately $14,000, $22,000, $25,000, and $24,000 for the years ended September 30, 1995, 1996, 1997, and for the period from October 1, 1997 to June 24, 1998, respectively.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Amparts Group:

         We have audited the accompanying combined balance sheets of Amparts Group, as defined in Note 1 to the combined financial statements, as of December 31, 1996 and 1997, and the related combined statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997 and for the period from January 1, 1998 to June 24, 1998. These combined financial statements are the responsibility of Amparts Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Amparts Group as of December 31, 1996 and 1997, and the results of their combined operations and their combined cash flows for each of the three years in the period ended December 31, 1997 and for the period from January 1, 1998 to June 24, 1998, in conformity with generally accepted accounting principles.





ARTHUR ANDERSEN LLP

Houston, Texas
March 1, 1999

                                  AMPARTS GROUP
                             COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                              DECEMBER 31,
                                                            ---------------
                                                              1996    1997
                                                            ------   ------
                                        ASSETS
CURRENT ASSETS:
    Cash .................................................  $1,105   $  165
    Accounts receivable, net .............................   1,425    2,576
    Receivables from related parties .....................      44      328
    Inventories ..........................................   3,369    5,575
    Prepaid expenses and other ...........................      41       93
                                                            ------   ------
        Total current assets .............................   5,984    8,737
PROPERTY AND EQUIPMENT, net ..............................     184      375
DEFERRED TAX ASSET .......................................     309      293
OTHER ASSETS .............................................      38       38
                                                            ------   ------
        Total assets .....................................  $6,515   $9,443
                                                            ======   ======

               LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable and accrued expenses ................  $2,563   $3,316
    Payables to related parties ..........................      28       49
    Line of credit .......................................   1,640    1,576
    Deferred tax liability ...............................     302      792
                                                            ------   ------
        Total current liabilities ........................   4,533    5,733
SHAREHOLDERS' EQUITY:
    Common stock .........................................     713      713
    Retained earnings ....................................   1,269    2,997
                                                            ------   ------
        Total shareholders' equity .......................   1,982    3,710
                                                            ------   ------
        Total liabilities and shareholders' equity .......  $6,515   $9,443
                                                            ======   ======


              The accompanying notes are an integral part of these
                         combined financial statements.

                                  AMPARTS GROUP
                        COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                                                        YEAR ENDED DECEMBER 31,           PERIOD FROM
                                                -------------------------------------  JANUARY 1, 1998 TO
                                                 1995           1996           1997       JUNE 24, 1998
                                                -------        -------        -------   ------------------
REVENUES ...............................        $10,528        $14,806        $22,687        $12,894
COST OF SALES ..........................          7,709         11,278         17,240          9,415
                                                -------        -------        -------        -------
          Gross profit .................          2,819          3,528          5,447          3,479
SELLING, GENERAL AND ADMINISTRATIVE
    EXPENSES ...........................          1,779          2,326          2,857          1,756
                                                -------        -------        -------        -------
          Income from operations .......          1,040          1,202          2,590          1,723
OTHER EXPENSE:
     Interest expense ..................             99             97            115            111

     Other expense, net ................            298             51            126            320
                                                -------        -------        -------        -------
INCOME BEFORE INCOME TAXES .............            643          1,054          2,349          1,292
PROVISION FOR INCOME TAXES .............            132            247            292            182
                                                -------        -------        -------        -------
NET INCOME .............................        $   511        $   807        $ 2,057        $ 1,110
                                                =======        =======        =======        =======

              The accompanying notes are an integral part of these
                         combined financial statements.

                                  AMPARTS GROUP
                   COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)


                                    COMMON       RETAINED    TOTAL SHAREHOLDERS'
                                    STOCK        EARNINGS           EQUITY
                                    --------    ----------   -------------------
BALANCE, December 31, 1994 .......  $   713      $   741            $ 1,454
    Net income ...................     --            511                511
    Dividends ....................     --           (147)              (147)
                                    -------      -------            -------
BALANCE, December 31, 1995 .......      713        1,105              1,818
    Net income ...................     --            807                807
    Dividends ....................     --           (643)              (643)
                                    -------      -------            -------
BALANCE, December 31, 1996 .......      713        1,269              1,982
    Net income ...................     --          2,057              2,057
    Dividends ....................     --           (329)              (329)
                                    -------      -------            -------
BALANCE, December 31, 1997 .......      713        2,997              3,710
    Net income ...................     --          1,110              1,110
    Dividends ....................     --         (3,992)            (3,992)
                                    -------      -------            -------
BALANCE, June 24, 1998 ...........  $   713      $   115            $   828
                                    =======      =======            =======


              The accompanying notes are an integral part of these
                         combined financial statements.

                                  AMPARTS GROUP
                        COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                             YEAR ENDED DECEMBER 31,         PERIOD FROM
                                                         ------------------------------   JANUARY 1, 1998 TO
                                                            1995      1996       1997        JUNE 24, 1998
                                                         --------   --------   --------   -------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income .........................................   $   511    $   807    $ 2,057          $ 1,110
  Adjustments to reconcile net income to net
    cash provided by (used in) operating activities --
    Deferred income tax provision (benefit) ..........      (234)        82        506              333
    Depreciation and amortization ....................        51         61         83               45
    Changes in assets and liabilities
      Accounts receivable, net .......................       617       (230)    (1,151)            (789)
      Receivables from related parties ...............       (42)        (2)      (284)             328
      Inventories ....................................       368     (1,753)    (2,206)          (1,077)
      Prepaid expenses and other .....................      (147)        92        (52)              54
      Accounts payable and accrued expenses ..........      (830)     1,726        753             (505)

      Payables to related parties ....................        38        (10)        21              202
                                                         -------    -------    -------          -------
        Net cash provided by (used in)
          operating activities .......................       332        773       (273)            (299)
                                                         -------    -------    -------          -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment ................       (35)       (98)      (274)            (193)
                                                         -------    -------    -------          -------
        Net cash used in investing activities ........       (35)       (98)      (274)            (193)
                                                         -------    -------    -------          -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) on line of credit ......         7        730        (64)           4,424
  Payment of dividends ...............................      (147)      (643)      (329)          (3,992)
                                                         -------    -------    -------          -------
        Net cash provided by (used in)
          financing activities .......................      (140)        87       (393)             432
                                                         -------    -------    -------          -------
NET INCREASE (DECREASE) IN CASH ......................       157        762       (940)             (60)
CASH, beginning of period ............................       186        343      1,105              165
                                                         -------    -------    -------          -------
CASH, end of period ..................................   $   343    $ 1,105    $   165          $   105
                                                         =======    =======    =======          =======

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for ....................      --
    Interest .........................................   $    90    $    82    $    98          $   111
    Income taxes .....................................         1          3          5                2


              The accompanying notes are an integral part of these
                         combined financial statements.

                                  AMPARTS GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS


1.       BUSINESS AND ORGANIZATION:

         Amparts Group (the Group) consists of Amparts International, Inc., a Texas corporation, headquartered in Laredo, Texas, was founded in 1990 and, together with its affiliates Amparts, Inc., and Proveedor Mayorista al Refaccionario S.A. de C.V. (Promare) (collectively, Amparts), serves customers principally in Mexico and countries in South and Central America, Southeast Asia and the Pacific Rim from its locations in Washington, Texas and Florida. Amparts primarily exports commercial vehicle parts.

         In April 1998, the Group and its shareholders entered into a definitive agreement with a wholly owned subsidiary of TransCom USA, providing for the merger of the Group with the subsidiary of TransCom USA (the Merger). On June 24, 1998, TransCom USA completed its initial public offering and the Merger with the Company.

         Concurrently with the Merger, the Group entered into an agreement with KIC International (KICI) to lease land, equipment and buildings used in the Group's operations for negotiated amounts and terms.

         In connection with the merger, TransCom USA assumed all debt of the Company subsequent to the initial public offering and substantially all of the debt has been repaid.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

         The combined financial statements include the accounts and the results of operations of the Group for all periods during which the companies were under common control. All significant intercompany balances and transactions have been eliminated in combination.

INVENTORIES

         Inventories consist primarily of purchased parts stated at the lower of cost or market, utilizing the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

         Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

                                  AMPARTS GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)


SHAREHOLDERS' EQUITY

         The equity structure of the Group was as follows at each December 31, 1996 and 1997:


                                                      SHARES
                                       AUTHORIZED   ISSUED AND
                                        SHARES      OUTSTANDING   PAR VALUE
                                      ------------ ------------   ---------
Common Stock --
    Amparts International, Inc. ....       420          420       $ 1,000
    Amparts, Inc. ..................     3,000        3,000       $     1
    Promare
        Series A ...................   750,000      750,000       $   .32
        Series B ...................   150,000      150,000       $   .32

REVENUE RECOGNITION

         The Group recognizes revenue when products are shipped.

INCOME TAXES

         Amparts International, Inc. has elected S Corporation status as defined by the Internal Revenue Code, whereby Amparts International, Inc. is not subject to federal taxation. Under S Corporation status, the shareholders report their shares of taxable earnings or losses in their personal tax returns. Accordingly, no provision was made for income taxes related to Amparts International, Inc. in the accompanying historical financial statements. Amparts International, Inc. has terminated its S Corporation status concurrently with the effective date of the Merger.

         Amparts, Inc., is qualified as an interest-charge Domestic International Sales Corporation (DISC) under Internal Revenue Code provisions. Under these provisions, taxable income distributed to the shareholders is subject to tax in their respective individual income tax returns. The shareholders may defer paying taxes on undistributed taxable income attributable to a maximum of $10 million of qualified export gross receipts per year for each year Amparts Inc., is a qualified interest-charge DISC. Such deferral requires the shareholders to pay an interest charge computed on the deferred tax liability on the accumulated and undistributed DISC income. Taxable income attributable to sales greater than $10 million is reportable on the federal income tax returns of Amparts, Inc.'s shareholders.

         Promare accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

FOREIGN CURRENCY TRANSLATION

         In accordance with SFAS No. 52, "Foreign Currency Translation," the U.S. dollar has been determined to be the functional currency for Promare. Translation gains and losses are reported in other expense, net. These gains (losses) were approximately $178,000, $(35,000), $(162,000) and $69,800 for the
years ended December 31, 1995, 1996 and 1997, and the period from January 1, 1998 to June 24, 1998, respectively.

FOREIGN EXCHANGE CONTRACTS

         The Group occasionally enters into foreign exchange contracts only as a hedge against certain existing economic exposures and not for speculative or trading purposes. These contracts reduce exposure to currency movements affecting existing assets and liabilities denominated in foreign currencies, such exposure resulting primarily from trade receivables and payables and intercompany transactions. Gains (losses) from these transactions in foreign currencies were approximately $41,000, $(7,000), $(50,000) and $34,000 for the years ended December 31, 1995, 1996, 1997, and the period from January 1, 1998 to June 24, 1998, respectively, and are included in other expense in the accompanying combined statements of operations.

                                  AMPARTS GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)


FINANCIAL INSTRUMENTS

         The Group's financial instruments consist of cash, accounts receivable, accounts payable and a line of credit. The Group believes that the carrying value of these instruments on the accompanying combined balance sheets approximates their fair value.

CONCENTRATION OF CREDIT RISK

         Financial instruments which potentially subject the Group to a concentration of credit risk consist primarily of cash deposits and accounts receivable. The Group maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Group has not incurred losses related to these balances to date. Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers and their dispersion across many geographic areas. However, a significant amount of trade receivables are with transportation companies in several countries. Although the Group does not currently foresee a credit risk associated with these receivables, repayment is dependent upon the financial stability of those countries' national economies. The Group performs periodic credit evaluations of its customers and generally does not require collateral. The Group monitors its exposure for credit losses and maintains an allowance for anticipated losses.

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3........PROPERTY AND EQUIPMENT:

         Property and equipment consist of the following (in thousands):


                                       ESTIMATED USEFUL         DECEMBER 31,
                                           LIVES IN        --------------------
                                            YEARS            1996         1997
                                       ----------------    ------        ------
Vehicles..............................         5           $  121          $155
Machinery and equipment...............         5                9            76
Office furniture and equipment........         5              264           273
Leasehold improvements................        10               51           139
                                                           ------        ------
      Total...........................                        445           643
Less - Accumulated depreciation
  and amortization....................                       (261)         (268)
                                                           ------        ------
      Property and equipment, net.....                     $  184        $  375
                                                           ======        ======

                                  AMPARTS GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)


4.       DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

         Accounts receivable consist of the following (in thousands):


                                                     DECEMBER 31,
                                                ----------------------
                                                  1996           1997
                                                -------        -------
Accounts receivable, trade .................    $ 1,716        $ 2,815
Less -- Allowance for doubtful accounts ....       (291)          (239)
                                                -------        -------
                                                $ 1,425        $ 2,576
                                                =======        =======

         Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                                       DECEMBER 31,
                                               ---------------------------
                                                1995       1996       1997
                                               -----      -----      -----
Balance at beginning of year ..............    $ 319      $ 236      $ 291
Additions charged to costs and expenses ...       33         23       --
Less:  Deductions for uncollectible
  receivables written off .................     (116)       (18)       (52)

Bad debt recoveries .......................     --           50       --
                                               -----      -----      -----
                                               $ 236      $ 291      $ 239
                                               =====      =====      =====

         Accounts payable and accrued expenses consist of the following (in thousands):

                                                  DECEMBER 31,
                                             ---------------------
                                              1996            1997
                                             ------         ------
Accounts payable, trade .................    $1,469         $2,442
Accrued compensation and benefits .......       252            357
Other accrued expenses ..................       842            517
                                             ------         ------
                                             $2,563         $3,316
                                             ======         ======


5.       LINE OF CREDIT:

         The Group has $5 million available under a line of credit agreement with a financial institution, subject to certain maximum borrowing restrictions based on outstanding accounts receivable and inventory balances. This line of credit is secured by accounts receivable, inventory, equipment and intangibles. The agreement is guaranteed jointly and severally by the shareholders of the Group and affiliates. In 1997, a LIBOR-based borrowing component was added to the line of credit, allowing the Group to borrow at LIBOR plus 2.25 percent, conditional upon $1 million in minimum borrowings and $500,000 borrowing increments. The LIBOR-based rate at December 31, 1997, upon which the Group was charged interest, was 8.16 percent. The line of credit expired on June 30, 1998. There was approximately $1.6 million outstanding under the agreement at December 31, 1997.

         The Group's line of credit agreement contains requirements regarding working capital and certain financial ratios. The Group was in compliance with the provisions of its loan agreements at December 31, 1997.

                                  AMPARTS GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)


6.       INCOME TAXES:

         The components of the provision for income taxes are as follows (in thousands):


                                       DECEMBER 31,
                               ----------------------------       JUNE 24,
                                1995        1996       1997         1998
                               -----       -----      -----        -----
Federal --
    Current ................   $ 365       $ 163      $(219)       $ (84)
    Deferred ...............    (234)         82        506          264
                               -----       -----      -----        -----
                                 131         245        287          180
                               -----       -----      -----        -----
State --
    Current ................       1           2          5            2

    Deferred ...............    --          --         --           --
                               -----       -----      -----        -----

                                   1           2          5            2
                               -----       -----      -----        -----
          Total provision ..   $ 132       $ 247      $ 292        $ 182
                               =====       =====      =====        =====

The provision for income taxes differs from an amount computed at the statutory rate as follows (in thousands):


                                                 DECEMBER 31,
                                          ------------------------  JUNE 24,
                                           1995     1996     1997     1998
                                          -----    -----    -----    -----
Federal income tax at statutory rates ..  $ 225    $ 369    $ 822    $ 445
State income taxes .....................      1        2        5        2
Nondeductible expenses .................    119       43       (6)      22
S Corporation and DISC income ..........   (213)    (167)    (529)    (287)
                                          -----    -----    -----    -----
                                          $ 132    $ 247    $ 292    $ 182
                                          =====    =====    =====    =====


The significant items giving rise to the deferred tax assets and liabilities are as follows (in thousands):

                                                          DECEMBER 31,
                                                     --------------------
                                                       1996         1997
                                                     -------      -------
Deferred tax assets --
    Allowance for doubtful accounts ..............   $    10      $    12
    Other revenues and deductions ................       129          181
    Inflationary revaluation .....................       185          130
    Net operating losses .........................       317          301
                                                     -------      -------
        Total deferred tax assets ................       641          624
                                                     -------      -------
Deferred tax liabilities --
    Inventory ....................................      (626)      (1,127)
    Bases differences in property and equipment ..        (8)          (8)

    Intangibles and leases .......................      --             12
                                                     -------      -------
        Total deferred tax liabilities ...........      (634)      (1,123)
                                                     -------      -------
        Net deferred tax asset (liability) .......   $     7      $  (499)
                                                     =======      =======

                                  AMPARTS GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)


7.       RELATED-PARTY TRANSACTIONS:

         The Group had the following transactions with KIC International, Inc.
(KICI), KIC Worldwide, Inc. and KIC Holdings, Inc., affiliates of the Group through common shareholders (in thousands):

                                                                      JUNE 24,
                                      1995      1996       1997        1998
                                     ------    ------     ------     ---------
Sales............................    $  83      $126      $  85       $  41
Purchases........................      410       646        430         227
Year-end accounts receivable.....       42        44        328         176
Year-end accounts payable........       38        28         49         251

         The Group has an agreement with KICI whereby KICI is permitted to allocate to and charge the Group for certain administrative expenses incurred by KICI on the Group's behalf. These administrative expenses include office rent paid by KICI on the Group's behalf, warehouse charges related to the Group's products shipped through KICI's facilities and direct personnel costs incurred by KICI on the Group's behalf. Total amounts charged to the Group by KICI for these administrative expenses were approximately $293,000, $343,000, $299,000 and $147,000 for the years ended December 31, 1995, 1996, 1997, and for the period from January 1, 1998 to June 24, 1998, respectively.

8.       COMMITMENTS AND CONTINGENCIES:

OPERATING LEASES

         The Group leases various facilities, equipment and vehicles under noncancelable operating lease agreements, including leases with related parties. These leases expire on various dates through 2000. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

         Future minimum lease payments for noncancelable operating leases are as follows (in thousands):

         Year ending December 31 --
                  1998...................................          $  70
                  1999...................................             66
                  2000 and thereafter....................             40
                                                                   -----
                                                                   $ 176
                                                                   =====

         Total rent expense under all operating leases, including operating leases with related parties, was approximately $108,000, $112,000, $143,000 and $103,000 for the years ended December 31, 1995, 1996, 1997 and for the period from January 1, 1998 to June 24, 1998, respectively.

RESTRICTED STOCK AGREEMENT

         The Group and its shareholders entered into a restricted stock agreement whereby the shareholders agreed not to sell, assign, transfer, encumber, pledge or in any other way dispose of their shares of stock without allowing the shareholders the right of first refusal to purchase stock at the time of an offer to sell by another shareholder.

LITIGATION

         At certain times, the Group is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Group's financial position or results of operations.

                                  AMPARTS GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS - (CONTINUED)


INSURANCE

         The Group carries a broad range of insurance coverage, including business auto liability, general liability, workers' compensation, excess liability, commercial property and an umbrella policy. The Group has not incurred significant claims or losses on any of these insurance policies.

EMPLOYEE PROFIT-SHARING PLAN

         Amparts participates in KICI's 401(k) profit-sharing plan (the Plan) which covers eligible employees at least 21 years of age who have completed at least one year of service. The Plan includes a salary reduction arrangement and a cash or deferred arrangement. Each Plan year, the employer can make discretionary contributions to the Plan. The Plan allows for employee contributions through salary deductions of up to 15 percent of total compensation, subject to the statutory limits. There were no employer matching contributions for the years ended December 31, 1995 or 1996. Employer matching contributions were approximately $20,000 in 1997 while no employer matching contributions were made during the period from January 1, 1998 to June 24, 1998.

         In 1997, Promare began offering its employees a profit-sharing plan whereby the employees may contribute a portion of their salaries. Employer contributions under this plan were approximately $6,000 during 1997 while no employer contributions were made during the period from January 1, 1998 to June 24, 1998.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Plaza Automotive, Inc.:

         We have audited the accompanying consolidated balance sheet of Plaza Automotive, Inc., and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended and for the period from January 1, 1998 to June 24, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Plaza Automotive, Inc., and subsidiaries as of December 31, 1997 and for the period from January 1, 1998 to June 24, 1998, and the results of their consolidated operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP

Houston, Texas
March 1, 1999

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                            DECEMBER 31,
                                                               1997
                                                           -------------
                ASSETS
CURRENT ASSETS:
    Cash ................................................     $  238
    Accounts receivable, net ............................      2,491
    Inventories .........................................      3,584
    Prepaid expenses and other ..........................         72
                                                              ------
        Total current assets ............................      6,385
PROPERTY AND EQUIPMENT, net .............................      1,433
DEFERRED TAX ASSET ......................................        202
OTHER ASSETS ............................................        432
                                                              ------
        Total assets ....................................     $8,452
                                                              ======

          LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable and accrued expenses ...............     $2,172
    Payables to related parties .........................        183
    Line of credit ......................................      1,200
    Current maturities of long-term debt ................         67
    Deferred tax liability ..............................         99
                                                              ------
        Total current liabilities .......................      3,721
LONG-TERM DEBT, net .....................................        223
PAYABLE TO RELATED PARTY ................................        793
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
    Common stock, $2.50 par value, 14,000 shares
         authorized, 4,540 shares
         issued and outstanding .........................         11
    Retained earnings ...................................      3,704
                                                              ------
        Total shareholders' equity ......................      3,715
                                                              ------
        Total liabilities and shareholders' equity ......     $8,452
                                                              ======


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                                              YEAR ENDED   PERIOD FROM JANUARY
                                              DECEMBER 31,     1, 1998 TO
                                                  1997        JUNE 24, 1998
                                             -------------  -------------------
REVENUES ..................................... $ 20,721           $ 11,732
COST OF SALES ................................   14,125              8,121
                                               --------           --------
          Gross profit .......................    6,596              3,611
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES .    5,575              3,581
                                               --------           --------
          Income from operations .............    1,021                 30
OTHER INCOME (EXPENSE):
          Interest expense ...................     (119)               (72)

          Other income, net ..................       88                 16
                                               --------           --------
INCOME BEFORE INCOME TAXES ...................      990                (26)
PROVISION (BENEFIT) FOR INCOME TAXES .........      396                 (2)
                                               --------           --------
NET INCOME (LOSS) ............................ $    594           $    (24)
                                               ========           ========


        The accompanying notes are an integral part of these consolidated financial statements.

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                          TOTAL
                                               COMMON                     RETAINED    SHAREHOLDERS'
                                               STOCK           APIC       EARNINGS       EQUITY
                                              --------       -------      ---------   -------------
BALANCE, December 31, 1996 ............       $    11           --         $ 3,110      $ 3,121
    Net income ........................          --             --             594          594
                                              -------        -------       -------      -------
BALANCE, December 31, 1997 ............            11           --           3,704        3,715
    Conversion of deferred compensation
       to common stock ................          --              175          --            175
    Recapitalization of common stock ..           (11)            11          --           --
    Net loss ..........................          --             --             (24)         (24)
                                              -------        -------       -------      -------
BALANCE, June 24, 1998 ................       $  --              186       $ 3,680      $ 3,866
                                              =======        =======       =======      =======

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                    PERIOD FROM
                                                                YEAR ENDED       JANUARY 1, 1998 TO
                                                            DECEMBER 31, 1997      JUNE 24, 1998
                                                            -----------------    ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss) ..................................           $   594            $   (24)
  Adjustments to reconcile net income to net
    cash provided by operating activities --
      Depreciation and amortization ..................               193                 92
      Deferred income tax provision (benefit) ........               145                (97)
      Changes in assets and liabilities net of
        effect of assets acquired --
          Accounts receivable, net ...................              (616)            (1,007)
          Inventories ................................              (214)              (886)
          Prepaid expenses and other .................                14                 32
          Other assets ...............................              (110)               426
          Accounts payable and accrued expenses ......               331              1,472
          Payables to related parties ................              --                  100
                                                                 -------            -------
              Net cash provided by operating
                activities ...........................               337                108
                                                                 -------            -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of assets ..............................              --                 (360)
  Proceeds from sale of property and equipment .......                 3                 44
  Purchases of property and equipment ................              (248)              --
  Deposits toward purchase of equipment ..............               (75)              --
                                                                 -------            -------
              Net cash used in investing
                activities ...........................              (320)              (316)
                                                                 -------            -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings on line of credit ...................               300                450
  Payments on long-term debt .........................              (110)               (34)
                                                                 -------            -------
              Net cash provided by financing
                activities ...........................               190                416
                                                                 -------            -------
NET INCREASE IN CASH .................................               207                208
CASH, beginning of period ............................                31                238
                                                                 -------            -------
CASH, end of period ..................................           $   238            $   446
                                                                 =======            =======

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for --
      Interest .......................................           $   117            $    71
      Income taxes ...................................               251                158
Capital lease obligations incurred ...................                52                 13


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.       BUSINESS AND ORGANIZATION:

         Plaza Automotive, Inc. (the Company), a Missouri corporation, headquartered in St. Louis, Missouri, was founded in 1946 and serves customers principally in Missouri, Illinois, Colorado and Tennessee. The Company primarily distributes commercial vehicle parts, performs installation and maintenance services and relines brake shoes.

         In February 1998, the Company purchased the inventory and equipment of Muncie Power Products, Inc., for approximately $360,000. The purchase was financed with excess cash of the Company.

         The following unaudited pro forma summary presents information as if the purchase had occurred at January 1, 1997. The pro forma information is provided for information purposes only. It is based on historical information and does not necessarily reflect the actual results that would have occurred nor is it necessarily indicative of future results of operations of the consolidated enterprise (in thousands):

                                                               PERIOD FROM
                                         YEAR ENDED        JANUARY 1, 1998 TO
                                      DECEMBER 31, 1997       JUNE 24, 1998
                                         (UNAUDITED)           (UNAUDITED)
                                     -------------------   -------------------
Pro forma revenue.................         $22,356               $11,885
Pro forma net income (loss).......             759                   (14)



         In April 1998, the Company and its subsidiaries entered into a definitive agreement with a wholly owned subsidiary of TransCom USA, providing for the merger of the Company with the subsidiary of TransCom USA (the Merger). On June 24, 1998, TransCom completed its initial public offering and the Merger with the Company.

         During June 1998, the Company adopted a resolution whereby its shareholders approved a reorganization of the Company's common stock. Prior to the resolution, 4,540 shares of common stock were issued and outstanding. The effect of the capital reduction was to convert the 4,540 shares of the Company's common stock into 100 shares of common stock.

         Upon consummation of the Merger, the Company entered into a contract to sell four of its facilities to a shareholder for approximately $1,519,000, the estimated fair market value of the property. Upon closing of such contract, the shareholder leased the facility back to the Company under certain negotiated terms.

         In connection with the Merger, TransCom USA assumed all debt of the Company. Subsequent to the initial public offering, substantially all of the debt has been repaid.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

         The consolidated financial statements include the accounts and results of operations of the Company and all of its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

         Certain accounts have been reclassified in prior years to conform to the current period presentation.

INVENTORIES

         Inventories consist primarily of purchased parts stated at the lower of cost or market, utilizing the last-in, first-out (LIFO) method.

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


         If the first-in, first-out (FIFO) method of inventory accounting had been utilized by the Company, the effect would have been to increase net income by approximately $35,400 and $35,000 for the year ended December 31, 1997 and for the period from January 1, 1998 to June 24, 1998, respectively.

PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

         Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

REVENUE RECOGNITION

         The Company recognizes revenue from parts sales when products are shipped. Service revenues are recognized when repairs are completed.

INCOME TAXES

         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

FINANCIAL INSTRUMENTS

         The Company's financial instruments consist of cash, accounts receivable, accounts payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheet approximates their fair value.

CONCENTRATION OF CREDIT RISK

         Financial instruments which potentially subject the Company to a concentration of credit risk consist primarily of cash deposits and accounts receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Company has not incurred losses related to these balances to date.

SIGNIFICANT SUPPLIERS

         For the year ended December 31, 1997, two suppliers accounted for 23 percent and for the period from January 1, 1998 to June 24, 1998 one supplier accounted for 22 percent of total inventory purchases.

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


3.       PROPERTY AND EQUIPMENT:

         Property and equipment consist of the following (in thousands):


                                         ESTIMATED USEFUL
                                             LIVES IN      DECEMBER 31,
                                               YEARS          1997
                                         ----------------  ------------
Land....................................         --        $     193
Buildings...............................      20-40            1,252
Vehicles................................          3              319
Machinery and equipment.................          7              973
Office furniture and equipment..........          5              432
Leasehold improvements..................          3              127
                                                           ---------
        Total...........................                       3,296
Less -- Accumulated depreciation
   and amortization.....................                      (1,863)
                                                           ---------
        Property and equipment, net.....                   $   1,433
                                                           =========


4.       DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

         Accounts receivable consist of the following (in thousands):


                                              DECEMBER 31,
                                                  1997
                                             -------------
Accounts receivable, trade.................     $ 2,183
Purchase rebates...........................         368
Less - Allowance for doubtful accounts.....         (60)
                                                -------
                                                $ 2,491
                                                =======

Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):

                                                       DECEMBER 31,
                                                           1997
                                                       ------------
Balance at beginning of year.........................    $  31
Additions charged to costs and expenses.                    26
Less -- Deductions for uncollectible receivables.....       (6)
Bad debt recoveries..................................        9
                                                         -----
                                                         $  60
                                                         =====
Inventory consists of the following (in thousands):


                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
Inventory under the first-in, first-out (FIFO) method.......    $4,344
Less -- LIFO reserve........................................      (760)
                                                                ------
                                                                $3,584
                                                                ======

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


Accounts payable and accrued expenses consist of the following (in thousands):


                                                    DECEMBER 31,
                                                        1997
                                                    ------------
Accounts payable, trade......................        $  1,790
Accrued compensation and benefits............             302
Other accrued expenses.......................              80
                                                     --------
                                                       $2,172

5.       LINE OF CREDIT AND LONG-TERM DEBT:

LINE OF CREDIT

         The Company has a line of credit agreement which provides for borrowings up to $2 million with a financial institution that is secured by accounts receivable, inventory and equipment. Interest accrues at the financial institution's prime rate, which was 8.25 percent at December 31, 1997. There was $1.2 million outstanding on the line at December 31, 1997.

LONG-TERM DEBT

Long-term debt consists of the following (in thousands):


                                                           DECEMBER 31,
                                                               1997
                                                           ------------
Note payable to a financial institution
    in total monthly principal installments
    of $3,889 plus variable interest equivalent
    to the lender's prime rate plus .5%, which was
    8.75% at December 31, 1997, secured by certain
    buildings with final payment due in 2000 .............    $ 241
Lease payable to various leasing companies in total
    monthly installments of approximately $2,200
    including interest of 8.75%, secured by vehicles
    with final payments due between 1998 and 2001 ........       49
                                                              -----
                                                                290
Less - Current maturities ................................      (67)
                                                              -----
                                                              $ 223
                                                              =====
The aggregate maturities of long-term debt as of December 31, 1997, are as follows (in thousands):

             1998 ........................................    $  67
             1999 ........................................       63
             2000 ........................................      159
             2001 ........................................        1
                                                              -----
                                                              $ 290
                                                              =====

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


6.       INCOME TAXES:

The components of the Company's provision (benefit) for income taxes are as follows (in thousands):


                                             DECEMBER 31,    JUNE 24,
                                                 1997          1998
                                             ------------   ----------
Federal --
    Current ................................    $ 203         $  82
    Deferred ...............................      130           (84)
                                                -----         -----
                                                  333            (2)
State --
    Current ................................       48            16
    Deferred ...............................       15           (16)
                                                -----         -----
                                                   63          --
                                                -----         -----
            Total provision (benefit) ......    $ 396         $  (2)
                                                =====         =====

The provision (benefit) for income taxes differs from an amount computed at the statutory rate as follows (in thousands):


                                            DECEMBER 31,    JUNE 24,
                                                1997          1998
                                            ------------   ---------
Federal income tax at statutory rates .....    $ 346         $  (8)
State income taxes ........................       41          --
Nondeductible expenses ....................        9             6
                                               -----         -----
                                               $ 396         $  (2)
                                               =====         =====


The significant items giving rise to the deferred tax assets and liabilities are as follows (in thousands):


                                                        DECEMBER 31,
                                                            1997
                                                        ------------
Deferred tax assets --
    Accrued expenses ...................................   $ 81
    Allowance for doubtful accounts ....................     25
    Noncurrent liabilities .............................    361
                                                           ----
        Total deferred tax assets ......................    467
Deferred tax liabilities --
    Bases differences in property and equipment ........     61
    Purchase rebates ...................................    150
    Inventory ..........................................     95
    Other ..............................................     58
                                                           ----
        Total deferred tax liabilities .................    364
                                                           ----
        Net deferred tax asset .........................   $103
                                                           ====

7.       RELATED-PARTY TRANSACTIONS:

         The Company has a consulting service agreement with a shareholder for monthly payments of one-half of his monthly salary immediately prior to retirement. An additional survivor annuity agreement provides for monthly payments of $5,000 to the shareholder's spouse upon the shareholder's death. The monthly payment is adjusted annually by the percentage increase in the consumer price index over the base index of March 1990. At December 31, 1997, the liability recorded related to these agreements (collectively, the Annuity Agreements) was $876,000.

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


         The Company has a note payable to a shareholder with a fixed interest rate of 7 percent, due on demand, with interest paid monthly. There was $100,000 due under this note at December 31, 1997.

         The Company is a party to a buying group through which the Company made $4 million of inventory purchases during 1997. A shareholder of the Company is currently serving a three-year term that expires in November 2000 on the board of directors of the buying group. Subsequent to June 24, 1998, the shareholder resigned from the buying group effective December 31, 1998.

RESTRICTED STOCK AGREEMENT

         The Company and its shareholders entered into a restricted stock agreement whereby the shareholders agreed not to sell, assign, transfer, encumber, pledge or in any other way dispose of their shares of stock without allowing the shareholders the right of first refusal to purchase stock at the time of an offer to sell by another shareholder.

SHAREHOLDER GUARANTEE

         Amounts payable for purchases from a certain supplier are guaranteed up to $100,000 by a shareholder of the Company.

8.       COMMITMENTS AND CONTINGENCIES:

CAPITAL COMMITMENTS

         The Company has made a commitment toward the purchase of certain equipment and estimates that expenditures aggregating approximately $202,000 will be required in 1998, in connection with the commitment.

OPERATING LEASES

         The Company leases various facilities, equipment and vehicles under noncancelable operating lease agreements. These leases expire on various dates through 2001. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases.

         Future minimum lease payments for noncancelable operating leases are as follows (in thousands):

Year ending December 31 --
        1998...........................................   $163
        1999...........................................     58
        2000...........................................     22
        2001...........................................      2
                                                         -----
                                                          $245

         Total rent expense under all operating leases was approximately $206,000 and $173,900 for the year ended December 31, 1997, and for the period from January 1, 1998 to June 24, 1998, respectively.

LITIGATION

         At certain times, the Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

                    PLAZA AUTOMOTIVE, INC., AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


INSURANCE

         The Company carries a broad range of insurance coverage, including business auto liability, general liability, workers' compensation, excess liability, commercial property and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

EMPLOYEE 401(K) RETIREMENT PLAN

         The Company participates in a 401(k) profit-sharing plan (the Plan) which covers eligible non-union employees at least 21 years of age who have completed at least 1,000 hours of service in a one year period. The Plan allows for employee contributions through salary deductions of up to 15 percent of total compensation, subject to the statutory limits. Employer matching contributions totaled approximately $108,000 and $35,200 for the year ended December 31, 1997, and for the period from January 1, 1998 to June 24, 1998, respectively.

DEFERRED COMPENSATION ARRANGEMENT

         The Company has a deferred compensation agreement with three key personnel based on corporate earnings and years of future service. The Company provides for the expense as the benefits vest. For the year ended December 31, 1997, and for the period ended June 24, 1998, expense under these agreements was approximately $24,000 and $55,000, respectively. Effective May 31, 1998, the Company terminated this agreement. The employees received stock in exchange for surrendering their rights under the agreement. The Company paid taxes of $58,000, on behalf of the employees, which related to the employees tax obligation upon conversion of the plan.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Perfection Group:

         We have audited the accompanying consolidated balance sheets of Perfection Group, as defined in Note 1 to the consolidated financial statements, as of September 30, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended September 30, 1996 and 1997 and for the period from October 1, 1997 to June 24, 1998. These consolidated financial statements are the responsibility of Perfection Group's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Perfection Group as of September 30, 1996 and 1997, and the results of their consolidated operations and their consolidated cash flows for the years then ended September 30, 1996 and 1997 and for the period from October 1, 1997 to June 24, 1998, in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma
November 13, 1998

                                PERFECTION GROUP
                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                 SEPTEMBER 30,
                                                            --------------------
                                                              1996         1997
                                                            -------     --------
                    ASSETS
CURRENT ASSETS:
      Cash ............................................     $    56     $    61
      Accounts receivable, net ........................       1,379       1,504
      Receivable from related party ...................          42         196
      Inventories .....................................       1,607       2,085
      Prepaid expenses and other ......................          77          32
      Deferred tax asset ..............................          34         101
                                                            -------     -------
            Total current assets ......................       3,195       3,979
PROPERTY AND EQUIPMENT, net ...........................       1,618       1,546
DEFERRED TAX ASSET ....................................          61          51
OTHER ASSETS ..........................................          11           8
                                                            -------     -------
            Total assets ..............................     $ 4,885     $ 5,584
                                                            =======     =======

           LIABILITIES AND STOCKHOLDERS' EQUITY :
CURRENT LIABILITIES
      Accounts payable and accrued expenses ...........     $ 1,248     $ 2,005
      Note payable to related party ...................         451        --
      Current maturities of long-term debt ............         131         669
                                                            -------     -------
            Total current liabilities .................       1,830       2,674
                                                            -------     -------
LONG-TERM DEBT, net ...................................       2,212       2,134
                                                            -------     -------
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARY ..........         116         120
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
      Common stock, $1 par, 200,000 shares
             authorized, 10,000 shares
             issued and outstanding ...................          10          10
      Additional paid-in capital ......................         606         606
      Treasury stock ..................................        --          (172)
      Retained earnings ...............................         111         212
                                                            -------     -------
            Total stockholders' equity ................         727         656
                                                            -------     -------
            Total liabilities and
                 stockholders' equity .................     $ 4,885     $ 5,584
                                                            =======     =======


              The accompanying notes are an integral part of these
                          consolidated balance sheets.

                                PERFECTION GROUP
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                             YEAR ENDED
                                                            SEPTEMBER 30,            PERIOD FROM
                                                     -------------------------    OCTOBER 1, 1997 TO
                                                       1996              1997       JUNE 24, 1998
                                                     --------         --------    -------------------
REVENUES ....................................        $ 11,346         $ 11,925         $ 15,228
COST OF SALES ...............................           8,788            9,210           11,929
                                                     --------         --------         --------
      Gross profit ..........................           2,558            2,715            3,299
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES            1,992            2,276            1,903
                                                     --------         --------         --------
      Income from operations ................             566              439            1,396
OTHER INCOME (EXPENSE):
      Interest expense ......................            (241)            (260)            (236)

      Other income (expense), net ...........            (123)              13             (145)
                                                     --------         --------         --------
      Income before income taxes and minority
        interest in income of consolidated
        subsidiary ..........................             202              192            1,015

MINORITY INTEREST IN INCOME OF CONSOLIDATED
   SUBSIDIARY ...............................             (13)             (14)             (57)
                                                     --------         --------         --------
INCOME BEFORE INCOME TAXES ..................             189              178              958

PROVISION FOR INCOME TAXES ..................              78               77              396
                                                     --------         --------         --------
NET INCOME ..................................        $    111         $    101         $    562
                                                     ========         ========         ========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                PERFECTION GROUP
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)


                                                         ADDITIONAL                                         TOTAL
                                         COMMON           PAID-IN        TREASURY        RETAINED        STOCKHOLDERS'
                                         STOCK            CAPITAL          STOCK         EARNINGS           EQUITY
                                       ----------      -------------    -----------     ----------      --------------
BALANCE, September 30, 1995 ..          $     5          $    55          $  --           $  --            $    60
    Net income ...............             --               --               --               111              111
    Issuance of common stock .                5              551             --              --                556
                                        -------          -------          -------         -------          -------
BALANCE, September 30, 1996 ..               10              606             --               111              727
    Net income ...............             --               --               --               101              101
    Purchase of treasury stock             --               --               (172)           --               (172)
                                        -------          -------          -------         -------          -------
BALANCE, September 30, 1997 ..               10              606             (172)            212              656
    Net income ...............             --               --               --               562              562
    Sale of treasury stock ...             --               --                 31            --                 31
                                        -------          -------          -------         -------          -------
BALANCE, June 24, 1998 .......          $    10          $   606          $  (141)        $   774          $ 1,249
                                        =======          =======          =======         =======          =======


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                PERFECTION GROUP
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                YEAR ENDED
                                                               SEPTEMBER 30,             PERIOD FROM
                                                       ----------------------------    OCTOBER 1, 1997
                                                           1996              1997      TO JUNE 24, 1998
                                                       ---------------   ----------   ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income ...................................         $   111          $   101          $   562
  Adjustments to reconcile net income to
    net cash provided by (used
    in) operating activities --
      Depreciation and amortization ............              73              126              109
      Deferred income tax benefit ..............             (19)             (57)             (38)
      Minority interest ........................              13               14               57
      Changes in assets and liabilities --
         Accounts receivable, net ..............            (349)            (279)            (701)
         Inventories ...........................             (58)            (478)          (3,157)
         Prepaid expenses and other ............              53               45              (85)
         Accounts payable and accrued expenses .              44              757            2,491
                                                         -------          -------          -------
      Net cash provided by (used in)
        operating activities ...................            (132)             229             (762)
                                                         -------          -------          -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment ..........            (337)             (43)            (321)
  Receipt of cash surrender value life insurance            --               --                  7
  Deferred compensation ........................             109             --               --
  Purchases of subsidiary's stock ..............             (58)            --               --
  Cash acquired in acquisition of subsidiary ...              68             --               --
                                                         -------          -------          -------
      Net cash used in investing activities ....            (218)             (43)            (314)
                                                         -------          -------          -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) on line of credit              374              118            1,697
  Payments on long-term debt ...................            (147)             (81)            (580)
  Proceeds capital leases ......................             195             --               --
  Repayment of capital leases ..................             (18)             (46)             (35)
  (Purchase) sale of treasury stock ............            --               (172)              31
                                                         -------          -------          -------
      Net cash provided by (used in)
        financing activities ...................             404             (181)           1,113
                                                         -------          -------          -------
NET INCREASE IN CASH ...........................              54                5               37
CASH, beginning of period ......................               2               56               61
                                                         -------          -------          -------
CASH, end of period ............................         $    56          $    61          $    98
                                                         =======          =======          =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
  Cash paid during the year for --
    Interest ...................................         $   238          $   260          $   233
    Income taxes ...............................              44              109              191

        The accompanying notes are an integral part of these consolidated financial statements.

                                PERFECTION GROUP
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.       BUSINESS AND ORGANIZATION:

         Perfection Group includes the financial statements of TPE, Inc. ("Perfection") and its wholly owned subsidiary, Perfection Equipment Company ("PECO") (both Oklahoma corporations). PECO, headquartered in Oklahoma City, Oklahoma, was founded in 1946 and serves customers principally in Oklahoma. PECO primarily distributes commercial vehicle parts, performs installation and maintenance services and assembles specialty commercial vehicle equipment. Perfection has no significant operations of its own.

         Perfection was incorporated on August 25, 1995 by three members of PECO's management for the purpose of acquiring ownership in PECO. On August 28, 1995, Perfection issued 4,500 shares of common stock to the members of PECO management in exchange for $60,000. On October 1, 1995, Perfection received 10,000 shares of common stock, or 90.2%, of PECO's outstanding common stock in exchange for 4,950 shares of Perfection's common stock, $57,500 in cash and $517,500 in debt. In addition, Perfection issued an additional 550 shares of common stock for transaction costs incurred. The acquisition of PECO was accounted for using the purchase method of accounting.

         In April 1998, the Company and its stockholders entered into a definitive agreement with a wholly owned subsidiary of TransCom USA, providing for the merger of the Company with the subsidiary of TransCom USA (the Merger). On June 24, 1998, TransCom USA completed its initial public offering and the Merger with the Company.

         In connection with the merger, TransCom USA assumed all debt of the Company. Subsequent to the initial public offering, substantially all of the debt has been repaid.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION

         The consolidated financial statements include the accounts and the results of operations of Perfection and PECO (collectively the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

INVENTORIES

         Inventories consist primarily of purchased parts stated at the lower of cost or market, utilizing the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

         Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

STOCKHOLDERS EQUITY

         During fiscal year 1997, the Company purchased 1,500 shares of treasury stock at a cost of $171,960.

                                PERFECTION GROUP
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

         Effective May 1, 1986, PECO established an ESOP. The ESOP provides retirement benefits to eligible employees, as defined by the ESOP agreement. PECO contributions under the ESOP are discretionary, except that they are limited to the maximum amount deductible for federal income tax purposes. Benefits to participants are limited to the ESOP's assets. During fiscal 1996 and 1997 and the period from October 1, 1997 to June 24, 1998, contributions to the ESOP charged to the Company's consolidated statements of operations totaled approximately $148,000, $37,000 and $17,000, respectively. At September 30, 1996, 1997, and June 24, 1998, the ESOP owns approximately 8.9%, 8.8%, and 8.6%, respectively, of PECO.

REVENUE RECOGNITION

         The Company recognizes revenue when products are shipped. Service revenues are recognized when installation or repairs are completed.

INCOME TAXES

         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts to be realized. The provision for income taxes is the tax payable for the year and the change during the year in deferred tax assets and liabilities.

FINANCIAL INSTRUMENTS

         The Company's financial instruments consist of cash, accounts receivable, accounts payable, and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

CONCENTRATION ON CREDIT RISK

         Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of cash deposits and accounts receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Company has not incurred losses related to these balances to date.

SIGNIFICANT CUSTOMERS

         For the years ended September 30, 1996 and 1997, one customer accounted for approximately 33 percent and 23 percent of sales, respectively. For the period ended June 24, 1998, two customers accounted for approximately 54% of sales.

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                PERFECTION GROUP
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


3.       PROPERTY AND EQUIPMENT:

Property and equipment consist of the following (in thousands):

                                                 ESTIMATED           SEPTEMBER 30,
                                                USEFUL LIVES   -------------------------
                                                  IN YEARS         1996           1997
                                                ------------   ---------      ----------
Land........................................          --        $   367         $   367
Buildings and improvements..................        5-40            941             944
Vehicles....................................         4-5              6               6
Machinery and equipment.....................        5-10             60              91
Office furniture and equipment..............        3-10            317             335
Leasehold improvements......................        5-10             --               2
                                                                -------         -------
        Total...............................                      1,691           1,745
Less - Accumulated depreciation
   and amortization.........................                        (73)           (199)
                                                                -------         -------
        Property and equipment, net.........                    $ 1,618         $ 1,546
                                                                =======         =======


4.       DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

Accounts receivable consist of the following (in thousands):


                                                      SEPTEMBER 30,
                                                -----------------------
                                                  1996           1997
                                                -------        --------
Accounts receivable, trade ..................   $ 1,402        $ 1,536
Less -- Allowance for doubtful accounts .....       (23)           (32)
                                                -------        -------
    Accounts receivable, net ................   $ 1,379        $ 1,504
                                                =======        =======


Activity in the Company's allowance for doubtful accounts consists of the following (in thousands):


                                                    SEPTEMBER 30,
                                                -------------------
                                                 1996         1997
                                                -------      ------
Balance at beginning of year ................    $ 33         $ 23
Additions charged to costs and expenses .....      66           21
  Less:  Deductions for uncollectible
      receivables written off ...............     (76)         (12)
                                                 ----         ----
                                                 $ 23         $ 32
                                                 ====         ====

Accounts payable and accrued expenses consist of the following (in thousands):


                                                     SEPTEMBER 30,
                                                 --------------------
                                                  1996          1997
                                                 ------       -------
Accounts payable, trade .....................    $  927       $1,562
Accrued compensation and benefits ...........       147          258
Other accrued expenses ......................       174          185
                                                 ------       ------
    Accounts payable and accrued expenses ...    $1,248       $2,005
                                                 ======       ======

                                PERFECTION GROUP
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


5.       LONG-TERM DEBT:

Long-term debt consists of the following as of September 30, 1996 and 1997 (in thousands):

                                                                                     SEPTEMBER 30,
                                                                                  -------------------
                                                                                    1996       1997
                                                                                  --------    -------
Note payable to a financial institution in total monthly installments of $8,270 including interest at New York prime plus 1% (9.5% at September 30, 1997), personally guaranteed by officers of the Company with final payment due on
    September 1, 2004. In May, 1997 in conjunction with an increase of PECO's revolving line of credit, the bank required Perfection Group to make additional monthly installments of $97,000 starting in October 1997 with final payment
   due in February 1998 ........................................................   $  --      $   472
Notes payable to financial institutions in monthly installments ranging from $5,188 to $11,923, including interest at New York prime plus 1% (9.50%
    at September 30, 1997), secured by essentially all assets of the Company and is personally guaranteed by officers of the Company with
    final payments due between March 2002 and March 2005 .......................     1,303      1,218
Revolving credit agreement payable to a financial institution with monthly interest payments at the New York prime plus 1% (9.50% at September 30,
    1997), secured by essentially all assets of the Company and is personally guaranteed by officers of the Company with final payment due in April 1998
    Due to the subsequent refinancing of this agreement (as discussed below), the outstanding balance at September 30, 1997, has been included in long-term debt on the accompanying balance
    sheet ......................................................................       863        982
Capital lease agreements payable to financial institutions in monthly installments ranging from $851 to $4,341, including interest at effective rates ranging from 9.85% to 16.95%, with final payments due between
    March 1999 and April 2000 ..................................................       177        131
                                                                                   -------    -------
                                                                                     2,343      2,803
Less -- Current maturities .....................................................      (131)      (669)
                                                                                   -------    -------
                                                                                   $ 2,212    $ 2,134
                                                                                   =======    =======

         On January 20, 1998, the Company refinanced the notes payable and revolving credit agreement. The new notes have monthly principal and interest payments of approximately $23,000 beginning February 1, 1998, with the outstanding principal and all accrued and unpaid interest due on January 31, 1999. These notes are secured by essentially all assets of the Company and are personally guaranteed by the president and two vice-presidents of the Company.

         In March 1998, the Company's line of credit was amended to allow borrowings up to $3,000,000. In addition, the interest rates on the Company's line of credit and promissory notes with a bank were adjusted to New York Prime.

         The aggregate maturities of long-term debt as of September 30, 1997, considering the refinancing discussed above, are as follows (in thousands):



      1998............................     $   669
      1999............................       2,105
      2000............................          29
                                           -------
          Total.......................     $ 2,803
                                           =======

                                PERFECTION GROUP
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


6.       INCOME TAXES:

The components of the Company's provision for income taxes are as follows (in thousands):


                                      SEPTEMBER 30,
                                  --------------------      JUNE 24,
                                   1996         1997          1998
                                  ------       ------       --------
Federal --
    Current ...................   $  82         $ 113         $ 369
    Deferred ..................     (16)          (48)          (32)
                                                -----         -----
                                     66            65           337
State --
    Current ...................   $  15         $  21         $  65
    Deferred ..................      (3)           (9)           (6)
                                                -----         -----
                                     12            12            59
                                                -----         -----
        Total provision .......   $  78         $  77         $ 396
                                  =====         =====         =====

The provision for income taxes differs from an amount computed at the statutory rate as follows (in thousands):



                                               SEPTEMBER 30,
                                            -----------------      JUNE 24,
                                             1996        1997        1998
                                            ------     -------    ----------
Federal income tax at statutory rates .     $  69       $  65       $ 337
State income taxes ....................        12          12          59
Nondeductible expenses ................         2           5          (6)
Other .................................        (5)         (5)          6
                                                        -----       -----
                                            $  78       $  77       $ 396
                                            =====       =====       =====

The significant items giving rise to the deferred tax assets and liabilities are as follows (in thousands):


                                                         SEPTEMBER 30,
                                                      -----------------
                                                       1996       1997
                                                      ------     ------
Deferred tax assets --
    Allowance for doubtful accounts ..............     $ 14       $ 12
    Inventories ..................................        8         76
    Bases differences in property and equipment ..       57         48
    Accrued expenses .............................       12         12
    Other ........................................        4          4
                                                       ----       ----
    Total deferred tax assets ....................       95        152
    Deferred tax liabilities .....................      --         --
                                                       ----       ----
    Net deferred tax asset .......................     $ 95       $152
                                                       ====       ====

7.       RELATED-PARTY TRANSACTIONS:

         In April 1990, PECO loaned $397,800 to the ESOP for the purpose of purchasing shares of PECO's stock and repurchasing shares held by participants. Payments were due quarterly at varying amounts which included principal and interest. The payments were to be funded through PECO's contributions to the ESOP. During fiscal 1996, the entire remaining balance of $108,693 was paid off.

         During fiscal years 1996, 1997, and the period from October 1, 1997 to June 24, 1998, approximately $176,000, $750,000 and $678,000 or approximately 1.6%, 6.3%, and 4.5% respectively, of the Company's sales were made to an entity which is owned by several members of the Company's management. At September 30, 1996 and 1997, approximately $42,000 and $196,000, respectively, was included in trade accounts receivable was due from this related entity. Effective February 1998, members of the Company's management sold their interest in the related party.

                                PERFECTION GROUP
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)


         During fiscal year 1996 the Company also had a note payable to a stockholder of the Company due in monthly installments of $8,500 including interest at the applicable mid-term federal rate, personally guaranteed by officers of the Company. There was approximately $451,000 outstanding on the note at September 30, 1996. The note was paid in full in March 1997.

8.       COMMITMENTS AND CONTINGENCIES:

OPERATING LEASES

         The Company leases a warehouse facility under a noncancelable operating lease agreement. This lease expires October 31, 1998. The lease agreement is subject to renewal under essentially the same terms and conditions as the original lease. Future minimum lease payments for the noncancelable operating lease are approximately $52,000 at June 24, 1998. During fiscal years 1996 and 1997 and for the period from October 1, 1997 to June 24, 1998, total rent expense relating to operating leases was approximately $0, $9,625 and $65,109, respectively.

LITIGATION

         At certain times, the Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

         The Company carries a broad range of insurance coverage, including business auto liability, general liability, workers' compensation, excess liability, commercial property and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

ADVISORY SERVICES AGREEMENT

         On February 6, 1998, the Company entered into an agreement with two former stockholders of the Company (the "stockholders") to terminate the stockholders Advisory Services Agreement. Under the agreement, the Company agreed to pay the stockholders $170,000, payable in three monthly installments of approximately $57,000 commencing on March 15, 1998. The entire $170,000 was expensed for the period from October 1, 1997 to June 24, 1998. During fiscal years 1996 and 1997, the Company expensed approximately $8,000 and $16,000, respectively, relating to the Advisory Services Agreement.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Drive Line, Inc.:

         We have audited the accompanying balance sheets of Drive Line, Inc. (a Florida corporation), as of December 31, 1996 and 1997, and the related statements of operations, shareholders' equity and cash flows for the two years ended December 31, 1996 and 1997 and for the period from January 1, 1998 to June 24, 1998. These financial statements are the responsibility of Drive Line, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Drive Line, Inc., as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the two years ended December 31,1996 and 1997 and for the period from January 1, 1998 to June 24, 1998 in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP

Houston, Texas
March 1, 1999

                                DRIVE LINE, INC.
                                 BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                             DECEMBER 31,
                                                         ------------------
                                                          1996        1997
                                                         -------    -------
                ASSETS
CURRENT ASSETS:
    Cash and cash equivalents .........................  $  111     $   61
    Accounts receivable, net ..........................     452        586
    Receivables from related parties ..................     286        593
    Inventories .......................................   1,267      1,855
    Prepaid expenses and other ........................      62       --
                                                         ------     ------
        Total current assets ..........................   2,178      3,095
PROPERTY AND EQUIPMENT, net ...........................     392      1,564
INVESTMENT IN REAL ESTATE .............................     397       --
RECEIVABLES FROM RELATED PARTIES, net .................     214       --
                                                         ------     ------
        Total assets ..................................  $3,181     $4,659
                                                         ======     ======

      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable and accrued expenses .............  $  378     $  360
    Payables to related parties .......................     129      1,414
    Line of credit ....................................   1,000      1,000
    Current maturities of long-term debt ..............      31         65
                                                         ------     ------
        Total current liabilities .....................   1,538      2,839
LONG-TERM DEBT, net ...................................      42      1,173
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
    Common stock, $1 par value, 100 shares
      authorized, issued and outstanding ..............    --         --
    Additional paid-in capital ........................      37         37
    Retained earnings .................................   1,564        610
                                                         ------     ------
        Total shareholders' equity ....................   1,601        647
                                                         ------     ------
        Total liabilities and shareholders' equity ....  $3,181     $4,659
                                                         ======     ======


          The accompanying notes are an integral part of these combined financial statements.

                                DRIVE LINE, INC.
                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                        YEAR ENDED
                                                       DECEMBER 31,              PERIOD FROM
                                               --------------------------       JANUARY 1, 1998
                                                 1996               1997        TO JUNE 24, 1998
                                               --------           -------       ----------------
REVENUES .............................         $ 4,227            $ 5,997            $ 3,047
COST OF SALES ........................           2,290              3,385              1,955
                                               -------            -------            -------
        Gross profit .................           1,937              2,612              1,092
SELLING, GENERAL AND ADMINISTRATIVE
    EXPENSES .........................           1,008              1,530              1,030
                                               -------            -------            -------
        Income from operations .......             929              1,082                 62
OTHER INCOME (EXPENSE):
    Interest expense .................             (54)              (191)              (172)
    Other income, net ................              67                 47                 46
                                               -------            -------            -------
NET INCOME (LOSS) ....................         $   942            $   938            $   (64)
                                               =======            =======            =======

                 The accompanying notes are an integral part of
                          these financial statements.

                                DRIVE LINE, INC.
                       STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                     ADDITIONAL                        TOTAL
                                         COMMON       PAID-IN         RETAINED     SHAREHOLDERS'
                                         STOCK        CAPITAL         EARNINGS         EQUITY
                                      ----------   -------------   ------------   ---------------
BALANCE, December 31, 1995 ......        $--          $    37         $ 1,152         $ 1,189
      Net income ................         --             --               942             942
      Distributions .............         --             --              (530)           (530)
                                                      -------         -------         -------
BALANCE, December 31, 1996 ......         --               37           1,564           1,601
      Net income ................         --             --               938             938
      Distributions .............         --             --            (1,892)         (1,892)
                                                      -------         -------         -------
BALANCE, December 31, 1997 ......         --               37             610             647
      Net loss ..................         --             --               (64)            (64)
      Distributions .............         --             --              (438)           (438)
                                                      -------         -------         -------
BALANCE, June 24, 1998 ..........        $--          $    37         $   108         $   145
                                         ====         =======         =======         =======

                 The accompanying notes are an integral part of
                          these financial statements.

                                DRIVE LINE, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                            YEAR ENDED
                                                            DECEMBER 31,         PERIOD FROM
                                                        ------------------   JANUARY 1, 1998 TO
                                                           1996      1997      JUNE 24, 1998
                                                        --------   -------   -------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss) ...............................   $   942    $   938            (64)
    Adjustments to reconcile net income (loss)
      to net cash provided by operating activities --
        Depreciation and amortization ...............        14         31             31
        Changes in assets and liabilities --
          Accounts receivable, net ..................       (64)      (134)            40
          Receivables from related parties ..........       492       (561)           (27)
          Inventories ...............................      (464)      (588)          (406)
          Prepaid expenses and other ................      (205)        (7)           (20)
          Accounts payable and accrued expenses .....       (55)       (18)           670
          Payables to related parties ...............       101      1,285            362
                                                        -------    -------        -------
              Net cash provided by operating
                activities ..........................       761        946            586
                                                        -------    -------        -------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Investment in real estate .......................      (397)      --             --
    Purchases of property and equipment .............      (148)    (1,188)          (247)
                                                        -------    -------        -------
              Net cash used in investing activities .      (545)    (1,188)          (247)
                                                        -------    -------        -------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net borrowings (repayments) on line of credit ...       405       --              193
    Proceeds from long-term debt ....................        30      1,667            186
    Payments on long-term debt ......................       (23)      (502)           (25)
    Distributions to shareholders ...................      (530)      (973)          (438)
                                                        -------    -------        -------
              Net cash provided by (used in)
                 financing activities ...............      (118)       192            (84)
                                                        -------    -------        -------
NET INCREASE (DECREASE) IN CASH AND CASH
    EQUIVALENTS .....................................        98        (50)           255

CASH AND CASH EQUIVALENTS, beginning of period ......        13        111             61
                                                        -------    -------        -------
CASH AND CASH EQUIVALENTS, end of period ............   $   111    $    61        $   316
                                                        =======    =======        =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
    INFORMATION:
    Cash paid during the period for --
      Interest ......................................   $    54    $   191        $   134
    Non-cash distribution to shareholders ...........      --          919           --


                 The accompanying notes are an integral part of
                          these financial statements.

                                DRIVE LINE, INC.
                          NOTES TO FINANCIAL STATEMENTS



1.       BUSINESS AND ORGANIZATION:

         Drive Line, Inc. (the Company), a Florida corporation, headquartered in Sunrise, Florida, was founded in 1988 and serves customers nationally from its facility in Florida. The Company primarily distributes commercial vehicle parts to Original Equipment Manufacturers (OEMs) and other end-users and military vehicle parts to the United States military.

         In April 1998, the Company and its shareholders entered into a definitive agreement with a wholly owned subsidiary of TransCom USA, providing for the merger of the Company with the subsidiary of TransCom USA (the Merger). On June 24, 1998, TransCom USA completed its initial public offering and the Merger with the Company.

         Concurrently with the Merger, the Company entered into an agreement with the shareholders to lease certain facilities used in the Company's operations for negotiated amounts and terms.

         In connection with the Merger, TransCom USA assumed all debt of the Company. Subsequent to the initial public offering, substantially all of the debt has been repaid.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

         Inventories consist primarily of purchased parts stated at the lower of cost or market, utilizing the first-in, first-out method (FIFO).

PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated life of the asset.

         Expenditures for major additions or improvements which extend the useful lives of assets are capitalized. Minor replacements, maintenance and repairs which do not improve or extend the life of such assets are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in other income.

REVENUE RECOGNITION

         The Company recognizes revenue when products are shipped.

INCOME TAXES

         The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby Drive Line, Inc., is not subject to federal taxation. Under S Corporation status, the shareholders report their shares of the Company's taxable earnings or losses in their personal tax returns. Accordingly, no provision was made for income taxes in the accompanying

                                DRIVE LINE, INC.
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)


historical financial statements. Drive Line, Inc., terminated its S Corporation status concurrently with the effective date of this offering.

FINANCIAL INSTRUMENTS

         The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and debt. The Company believes that the carrying value of these instruments on the accompanying balance sheets approximates their fair value.

CONCENTRATION OF CREDIT RISK

         Financial instruments which potentially subject the Company to a concentration of credit risk consist primarily of cash deposits and accounts receivable. The Company maintains cash balances at financial institutions which may at times be in excess of federally insured levels. The Company has not incurred losses related to these balances to date.

SIGNIFICANT SUPPLIERS

         For the years ended December 31, 1996 and 1997 and for the period from January 1, 1998 to June 24, 1998, three suppliers accounted for 37 percent, 48 percent, and 63 percent of the total inventory purchases, respectively.

SIGNIFICANT CUSTOMERS

         For the years ended December 31, 1996 and 1997, two customers accounted for 22 percent and 16 percent of total revenues, respectively. No customer accounted for greater than ten percent of total sales for the period from January 1, 1998 to June 24, 1998.

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                DRIVE LINE, INC.
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)


3.       PROPERTY AND EQUIPMENT:

         Property and equipment consist of the following (in thousands):

                                                   ESTIMATED USEFUL        DECEMBER 31,
                                                      LIVES IN        -----------------------
                                                        YEARS           1996          1997
                                                   ----------------  ------------------------
Land ...........................................          --          $   162        $   162
Buildings ......................................            30            169          1,313
Vehicles .......................................             5            100             86
Machinery and equipment ........................           5-7             29             39
Office furniture and equipment .................             5             58             62
Leasehold improvements .........................             7              8              8
                                                                      -------        -------
      Total ....................................                          526          1,670
Less - Accumulated depreciation and amortization                         (134)          (106)
                                                                      -------        -------
      Property and equipment, net ..............                      $   392        $ 1,564
                                                                      =======        =======


4.       DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

Accounts receivable consist of the following (in thousands):


                                                    DECEMBER 31,
                                               --------------------
                                                1996          1997
                                               ------        ------
Accounts receivable, trade ................    $ 518         $ 652
Less - Allowance for doubtful accounts ....      (66)          (66)
                                               -----         -----
                                               $ 452         $ 586
                                               =====         =====


Accounts payable and accrued expenses consist of the following (in thousands):



                                                   DECEMBER 31,
                                              --------------------
                                               1996          1997
                                              -------      -------
Accounts payable, trade ..................     $299          $280
Accrued compensation and benefits ........       79            80
                                               ----          ----
                                               $378          $360
                                               ====          ====

5.       LINE OF CREDIT AND LONG-TERM DEBT:

LINE OF CREDIT

         The Company has a line of credit agreement which provides for borrowings up to $1 million with a financial institution that is secured by accounts receivable and inventory. The agreement is guaranteed jointly and severally by the shareholders of the Company. Interest accrues at the financial institution's prime rate plus 0.5 percent, which was nine percent at December 31, 1997. The line of credit expires on September 18, 1998. The total $1 million available under the agreement was outstanding at December 31, 1996 and 1997, respectively.

                                DRIVE LINE, INC.
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)


LONG-TERM DEBT

         Long-term debt consists of the following (in thousands):

                                                                                     DECEMBER 31,
                                                                                 -------------------
                                                                                   1996       1997
                                                                                 -------    -------
Notes payable to financial institutions in total monthly installments of
    $15,630, including interest ranging from 8.25% to 9%, partially secured by certain vehicles and a building, guaranteed jointly and severally by the shareholders of the Company,
    with final payments due between January 2002 to April 2006 ...............   $    73    $ 1,238
  Less -- Current maturities .................................................       (31)       (65)
                                                                                 -------    -------
                                                                                 $    42    $ 1,173
                                                                                 =======    =======


         Certain of the Company's loan agreements contain requirements regarding working capital and financial ratios. The Company was in compliance with all provisions of its loan agreements at December 31, 1997.

The aggregate maturities of long-term debt as of December 31, 1997, are as follows (in thousands):


    1998...................    $   65
    1999...................        61
    2000...................        37
    2001...................        28
    2002...................        23
    Thereafter.............     1,024
                               ------
                               $1,238


6.       RELATED-PARTY TRANSACTIONS: $65

         The Company has entered into several transactions with related entities, resulting in loans receivable, notes receivable and notes payable with related parties.

         The receivable bears interest of ten percent, matures in June 1998 and is partially secured by residential property. The receivable totaled approximately $500,000 and $593,000, including accrued interest of approximately $25,000 and $50,000, respectively, at December 31, 1996 and 1997, respectively.

         In addition, the Company has notes payable to shareholders of approximately $129,000 and $1,414,000 at December 31, 1996 and 1997,
respectively. The notes payable to shareholders bear interest of ten percent annually and are due in June 1998.

7.       COMMITMENTS AND CONTINGENCIES:

OPERATING LEASES

         The Company leases its warehouse and office space under noncancelable lease agreements, including leases with related parties. These leases expire on various dates through February 1998. The lease agreements are subject to renewal under essentially the same terms and conditions as the original leases. Minimum operating lease payments for 1998 are $8,000.

                                DRIVE LINE, INC.
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)


         Total rent expense under all operating leases, including leases with related parties was approximately $46,000, $48,000 and $10,000 for the years ended December 31, 1996, 1997, and for the period from January 1, 1998 to June 24, 1998, respectively.

LITIGATION

         In March 1995, the Company and two of its officers and controlling persons, pled guilty to one felony count of submission of a false document to the Defense Logistics Agency of the United States government. The Company paid a fine of $200,000 and the officers each paid a fine of $2,500 in satisfaction of the judgments against them. The violation occurred during 1989 in the course of a transaction between the Company and the Defense Logistics Agency involving heavy duty parts valued at approximately $6,200. The Company remains a vendor for the United States government and derives approximately 15 percent of its revenues from parts sales to the United States government.

         At certain times, the Company is involved in legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

INSURANCE

         The Company carries a broad range of insurance coverage, including business auto liability, general liability, workers' compensation, excess liability, commercial property and an umbrella policy. The Company has not incurred significant claims or losses on any of these insurance policies.

EMPLOYEE RETIREMENT PLANS

         The Company participates in a profit-sharing and a money purchase pension plan (the Plans) which cover eligible employees at least 20 years of age who have completed at least one year of service. The money purchase pension plan requires an annual employer contribution on behalf of qualified employees in the amount of five percent of total compensation. Employer contributions to the profit-sharing plan are discretionary with no minimum contributions required. Employer matching contributions for both plans totaled approximately $78,000 and $79,000 for the years ended December 31, 1996 and 1997. The plan ended as of December 31, 1997 and remaining contributions as of that date were paid during the second quarter. No further contributions were matched.